                                [PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY LETTERHEAD]

                                                                                                                          Exhibit 99(b)

                                                       CERTIFICATION PURSUANT TO
                                                        18 U.S.C. SECTION 1350,
                                                        AS ADOPTED PURSUANT TO
                                             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection  with the Annual  Report of Protective  Life and Annuity  Insurance  Company (the  "Company") on Form 10-K for the period ending  December  31,  2002 as filed with the  Securities  and  Exchange  Commission  on the date hereof  (the  "Report"),  I, Wayne E.
Stuenkel,  President of the Company,  certify,  pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of
2002, that to the best of my knowledge:

         (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information  contained in the Report fairly presents,  in all material  respects,  the financial  condition and result of operations of the Company.

/s/ Wayne E. Stuenkel
President
(Principal Executive Officer)
March 20, 2003

This  certification  accompanies  the Report  pursuant to ss.906 of the  Sarbanes-Oxley  Act of 2002 and shall not,  except to the extent required by the  Sarbanes-Oxley  Act of 2002,  be deemed  filed by the Company for  purposes of ss.18 of the  Securities  Exchange Act of
1934, as amended.